Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

TO TENDER SHARES

of

QUILMES INDUSTRIAL (QUINSA), S.A.

RCS B No. 32501

Pursuant to its Offer to Purchase
Dated August 18, 2004

THE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 4:00 P.M. LUXEMBOURG TIME, WHICH IS 10:00 A.M. NEW YORK CITY TIME, ON THURSDAY, SEPTEMBER 16, 2004, UNLESS THE OFFER IS EXTENDED.

The Share Tender Agent for the Offer is:

DEXIA BANQUE INTERNATIONALE à LUXEMBOURG

By Registered, Certified Mail or First Class Mail:	By Hand or Courier Delivery:
69, Route d’Esch	69, Route d’Esch
L-2953 Luxembourg	L-2953 Luxembourg
Attn: Corporate Actions	Attn: Corporate Actions
PLM+1118D	PLM+1118D

      Capitalized terms used in this Letter of Transmittal to Tender Shares (“Share Letter of Transmittal”) and not otherwise defined herein have the meanings ascribed thereto in the Company’s Offer to Purchase, dated August 18, 2004.

      Delivery of this Share Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Share Tender Agent. The instructions set forth in this Share Letter of Transmittal should be read carefully before this Share Letter of Transmittal is completed.

      Tenders of Class B shares made pursuant to the offer may be withdrawn at any time prior to the Expiration Date, in compliance with the terms set forth in Section 4 (“Withdrawal Rights”) of the Offer to Purchase. Thereafter, such tenders are irrevocable, except that they may be withdrawn after 6:00 a.m. Luxembourg time, on Friday, October 15, 2004 (which is Midnight, New York City time, on, October 14, 2004), unless theretofore accepted for payment as provided in the Offer to Purchase.

      THIS SHARE LETTER OF TRANSMITTAL MAY ONLY BE USED TO TENDER SHARES. IT MAY NOT BE USED TO TENDER ADSs. INSTEAD, TO TENDER ADSs, YOU MUST USE THE SEPARATE “ADS LETTER OF TRANSMITTAL” TO TENDER ADSs.

      You should use this Share Letter of Transmittal if you are: (i) tendering registered shares that are registered in your name in the register of shares held by the Company (“Registered Shares”), (ii) tendering bearer shares that are represented by a bearer share certificate (“Bearer Shares”), or (iii) tendering shares held through a Clearing System. You must use one of the preceding methods to validly tender Class B shares.

Description of Shares Tendered

Shares Tendered
Name(s) and Address(es) of Tendering Shareholders	(Attach additional list if necessary)

	Share	Number
	Certificate/Bearer	of Shares
	Certificate Number(s)*	Tendered*

Total Shares

* Unless otherwise indicated, it will be assumed that all shares delivered to the Share Tender Agent are being tendered. See Instruction 4.

☐	Check Here if You Are Tendering Class B Shares that Are Registered in Your Name in the Register of Shares Held by the Company.

          Please indicate below whether you are enclosing with this Share Letter of Transmittal stock certificates representing your Registered Shares or other written confirmation of your registered ownership of the Class B shares and provide the information listed below.

☐	Stock certificates or other written confirmation of registered ownership enclosed.

Name of Registered Holders(s)

Certificate Number(s)

Description of Other
Written Confirmation of
Registered Ownership

☐	No stock certificates or other written confirmation of registered ownership enclosed.

Name of Registered Holders(s)

Whether or not you submit stock certificates evidencing the Registered Shares that you are tendering or other written confirmation of your registered ownership of these shares, your tender of registered Class B shares will not be valid until the Company confirms to the Share Tender Agent that you are listed in the Company’s share register as the owner of the tendered shares.

☐	Check Here if You Are Tendering Bearer Shares.

Number of Bearer Shares Tendered

Certificate Number(s) for
Bearer Shares Tendered

      If you are tendering Bearer Shares, you must provide the information described below and deliver the certificates representing your Bearer Shares to the Share Tender Agent together with this Share Letter of Transmittal.

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☐	Check Here if You Are Tendering Class B Shares Held Through a Clearing System Such as Euroclear or Clearstream, Luxembourg:

Number of Class B Shares Tendered

Name of Tendering Holder

Account Number in the Clearing System (if applicable)

      The tendering holder, hereby confirms its instruction (i) to block or cause the blocking of the tendered Class B shares unconditionally within Euroclear, Clearstream Luxembourg, or other appropriate Clearing System; and (ii) to transfer or cause the transfer to the Share Tender Agent, after the Expiration Date, the tendered Class B shares that are purchased by the Company pursuant to the offer.

      The tendering holder agrees that the Share Tender Agent is authorized to act as the sole source of instructions to the Clearing Systems: (i) following the Expiration Date, to transfer to the Company Class B shares accepted for purchase by the Company that were properly tendered and not properly withdrawn and (ii) following the Expiration Date, to grant the release in the appropriate Clearing System of any Class B shares not accepted for purchase by the Company or shares properly withdrawn.

      A tender of Class B shares held through a Clearing System will not be valid unless the Share Tender Agent receives a Share Letter of Transmittal relating to the tendered shares that is properly completed and duly executed and confirmation from that Clearing System that the tendered shares have been blocked in the Clearing System.

3

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

          CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF CLASS B SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER (SEE INSTRUCTION 5)

☐	The undersigned wants to maximize the chance of having Quinsa purchase all the Class B shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Class B shares and is willing to accept the purchase price per share determined by Quinsa pursuant to the offer. This action will result in the undersigned receiving a price per share of as low as $8.00 or as high as $9.50.

— OR —

SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER (SEE INSTRUCTION 5)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Class B shares at the price checked. This action could result in none of the tendered Class B shares being purchased if the purchase price per share is less than the price checked. If the purchase price for each share is equal to or greater than the price checked, then the Class B shares purchased by Quinsa will be purchased at the purchase price. A shareholder who desires to tender Class B shares at more than one price must complete a separate Share Letter of Transmittal for each price at which Class B shares are tendered. The same Class B shares cannot be tendered at more than one price (unless those Class B shares were previously tendered and properly withdrawn).

PRICE (IN DOLLARS) PER SHARE AT WHICH CLASS B SHARES ARE BEING TENDERED

Please Check Only ONE Box

☐ $8.00	☐ $9.00
☐ $8.25	☐ $9.25
☐ $8.50	☐ $9.50
☐ $8.75

SIGN HERE

(Please Complete and Return)

Signature(s) of Owner(s)

Name(s)

(Please Print)

Capacity (Full Title)

Address

(Zip Code)

Ladies and Gentlemen:

      The undersigned hereby tenders to Quilmes Industrial (Quinsa), S.A., a Luxembourg corporation (“Quinsa” or the “Company”), the above-described Class B shares, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 18, 2004 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Share Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, constitute the “Offer”). Quinsa expressly reserves the right, in its sole discretion, to purchase additional Class B shares (including those tendered as ADSs), subject to applicable legal requirements.

      Subject to, and effective upon, acceptance for payment of and payment for the Class B shares tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of Quinsa all right, title and interest in and to all the Class B shares that are being tendered hereby and appoints the Share Tender Agent the true and lawful agent and attorney-in-fact of the undersigned with respect to such Class B shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to deliver to Quinsa all Class B shares purchased by Quinsa pursuant to the Offer, including all share certificates representing Registered Shares, all share certificates representing Bearer Shares and other written confirmation of registered ownership delivered by the undersigned to the Share Tender Agent pursuant to the Offer.

      The undersigned understands that Quinsa is offering to purchase up to 8,400,000 Class B shares (including those held as ADSs) at a purchase price not greater than $9.50 nor less than $8.00 per Class B share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands that the purchase price per Class B share will be the lowest price at which, based on the number of Class B shares tendered (including those tendered as ADSs) and the prices specified by the tendering holders, Quinsa can purchase 8,400,000 Class B shares (including those tendered as ADSs), or such lesser number of Class B shares (including those tendered as ADSs) as are properly tendered and not withdrawn. The undersigned understands that all Class B shares acquired in the Offer will be acquired at the same price, regardless of whether a holder of Class B shares tenders at a lower price than the purchase price that we select for the Class B shares, and all ADSs acquired in the Offer will be acquired at twice the Class B share purchase price, regardless of whether a holder of ADSs tenders the Class B shares represented by the ADSs at a lower price than the purchase price we select for the Class B shares. All Class B shares properly tendered (including those tendered as ADSs) at prices at or below the selected purchase price and not properly withdrawn will be purchased upon the terms and subject to the conditions of the Offer and the proration provisions described in the Offer to Purchase.

      The undersigned hereby represents and warrants that the undersigned:

(1) has a net long position in the Class B shares at least equal to the number of Class B shares being tendered;

(2) has full power and authority to tender, sell, assign and transfer the Class B shares tendered hereby and that, when the same are accepted for payment by Quinsa, Quinsa will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; and

(3) will, upon request, execute and deliver any additional documents deemed by the Share Tender Agent or Quinsa to be necessary or desirable to complete the sale, assignment and transfer of the Class B shares tendered hereby.

      The undersigned understands that tenders of Class B shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase for tendering Class B shares and in the instructions hereto will constitute an agreement to sell the Class B shares, conditional, upon payment by Quinsa, between the undersigned and Quinsa upon the terms and subject to the conditions of the Offer. The undersigned acknowledges that under no circumstances will Quinsa pay interest on the purchase price for Class B shares or ADSs.

      The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, Quinsa may terminate or amend the Offer or may postpone the acceptance for payment of, or the payment for, Class B shares and/or ADSs tendered or may accept for payment fewer than all of the Class B shares and/or ADSs tendered.

      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 4 (“Withdrawal Rights”) of the Offer to Purchase, this tender is irrevocable.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

ONLY CLASS B SHARES MAY BE TENDERED IN THE OFFER PURSUANT TO THIS LETTER OF TRANSMITTAL. HOLDERS OF AMERICAN DEPOSITARY SHARES MAY NOT TENDER AMERICAN DEPOSITARY SHARES INTO THE OFFER PURSUANT TO THIS SHARE LETTER OF TRANSMITTAL. A HOLDER OF AMERICAN DEPOSITARY SHARES DESIRING TO TENDER IN THE OFFER SHOULD USE THE “LETTER OF TRANSMITTAL TO TENDER AMERICAN DEPOSITARY SHARES,” BY WHICH SUCH HOLDER MAY TENDER AMERICAN DEPOSITARY SHARES INTO THE OFFER.

      1. Delivery of the Share Letter of Transmittal and Class B shares. You should use this Share Letter of Transmittal only if you are: tendering registered shares that are registered in your name in the register of shares held by the Company, tendering Bearer Shares or tendering Class B shares that are held through a Clearing System. In order for you to validly tender Class B shares, prior to the Expiration Date (as defined in the Offer to Purchase) (1) a properly completed and duly executed Share Letter of Transmittal and any other documents required by this Share Letter of Transmittal must be received by the Share Tender Agent at its address set forth on the front page of this Share Letter of Transmittal by the Expiration Date (as defined in the Offer to Purchase), (2) if you are tendering Registered Shares, the Share Tender Agent must receive confirmation from Quinsa that the person executing this Share Letter of Transmittal is listed, in Quinsa’s registry of Class B shares, as the registered owner of the tendered Class B shares, (3) if you are tendering shares held through a Clearing System, the Share Tender Agent must receive confirmation that the tendered shares have been blocked in the Clearing System, and (4) if you are tendering Bearer Shares, the Share Tender Agent must receive the certificates representing the tendered Bearer Shares.

      The method of delivery of all documents, including certificates, is at your option and risk. If you choose to deliver the documents by mail then registered mail or special courier service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

      By executing this Share Letter of Transmittal, you waive any right to receive any notice of the acceptance for payment of the Class B shares.

      2. Inadequate Space. If the space provided in the box captioned “Description of Shares Tendered” or elsewhere in this Share Letter of Transmittal is inadequate, then you should list the certificate numbers, the number shares or other required information on a separate signed schedule attached hereto.

      3. Partial Tenders. If you wish to tender (offer to sell) fewer than all of the Class B shares represented by any certificates delivered to the Share Tender Agent, fill in the number of Class B shares that are to be tendered in the box entitled “Number of Shares Tendered.” In such case, a new certificate for the remainder of the Class B shares represented by the old certificate will be sent to the person(s) signing this Share Letter of Transmittal as promptly as practicable after the expiration or termination of the offer. Unless you indicate otherwise, all Class B shares represented by certificates delivered to the Share Tender Agent will be deemed to have been tendered. In the case of Class B shares tendered through a Clearing System, all tendered Class B shares will be blocked and only the shares purchased by the Company pursuant to the offer will be transferred to the Company. Any shares that are not purchased will be unblocked without expense to the tendering shareholder.

      4. Indication of Price at Which Class B shares Are Being Tendered. In order to validly tender Class B shares pursuant to this Share Letter of Transmittal, you must either:

(a) check the box under “Shares Tendered at Price Determined Pursuant to the Offer”; OR

(b) check the box indicating the price per share at which you are tendering Class B shares under “Shares Tendered at Price Determined by Shareholder.”

      By checking the box under “Shares Tendered at Price Determined Pursuant to the Offer” you agree to accept the purchase price resulting from the offer process, which may be as low as $8.00 or as high as $9.50 per share. By checking a box under “Shares Tendered at Price Determined by Shareholder,” you acknowledge that doing so could result in none of the Class B shares, being purchased if the purchase price for the Class B shares, is less than the price that you checked.

      You may only check one box. If you check more than one box or no boxes, then you will not be deemed to have validly tendered your Class B shares. If you wish to tender portions of your share holdings at different prices, you must complete a separate Share Letter of Transmittal for each price at which you wish to tender each such portion of your Class B shares. You cannot tender the same Class B shares at more than one price (unless you previously tendered and properly withdrew those Class B shares, as provided in Section 4 of the Offer to Purchase).

      5. Signatures on Share Letter of Transmittal.

      (a) Exact Signatures. If this Share Letter of Transmittal is signed by the registered holder(s) of the Class B shares tendered hereby, the signature(s) must correspond with the name(s) set out in the share register held by the Company.

      (b) Different Names on Certificates. If any of the Class B shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Share Letters of Transmittal as there are different registrations of certificates.

      6. Irregularities. All questions as to purchase price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Class B shares and/or ADSs will be determined by Quinsa in its sole discretion, which determinations shall be final and binding on all parties. Quinsa reserves the absolute right to reject any or all tenders of Class B shares and/or ADSs it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of Quinsa’s counsel, be unlawful. Quinsa also reserves the absolute right to waive any of the conditions of the offer and any defect or irregularity in the tender of any particular Class B shares and/or ADSs, and Quinsa’s interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No tender of Class B shares and/or ADSs will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Quinsa shall determine. None of Quinsa, the Dealer Manager, the ADS Tender Agent, the Share Tender Agent, the Information Agent (as the foregoing are defined in the Offer to Purchase) or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

      7. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Purchase and this Share Letter of Transmittal should be directed to the Share Tender Agent, Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth below.

      This Share Letter of Transmittal (or facsimile thereof bearing an original signature), properly completed and duly executed, together with all other required documents, must be received before 4:00 p.m. Luxembourg time, which is 10:00 a.m. New York City time, on the Expiration Date.

The Information Agent for the Offer is:

D.F. KING & CO., INC.

48 WALL STREET, 22nd Floor
NEW YORK, NY 10005

Banks and Brokerage Firms Please Call: (212) 269-5550 (Call Collect)

All Others Call Toll Free: (888) 628-8208

The Dealer Manager for the Offer is:

UBS Investment Bank

299 Park Avenue
New York, New York 10171
(212) 821-6011 (Call Collect)
(877) 216-7104 (Call Toll Free)

The Share Tender Agent for the Offer is:

DEXIA Banque Internationale à Luxembourg

By Mail:	By Hand or Courier Delivery:	By Facsimile Transmission:
Dexia-BIL	Dexia-BIL	+352-4590-4218
69, route d-Esch	69, route d-Esch
L-2953 Luxembourg	L-2953 Luxembourg	For Confirmation Call:
Attn: Corporate Actions	Attn: Corporate Actions	+352-4590-4278
PLM+118D	PLM+118D